UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 27, 2007

                            1-800-FLOWERS.COM, INC.

             (Exact name of registrant as specified in its charter)


          Delaware                    0-26841                  11-3117311

(State of incorporation)      (Commission File Number)       (IRS Employer
                                                             Identification No.)


                         One Old Country Road, Suite 500
                           Carle Place, New York 11514

               (Address of principal executive offices) (Zip Code)

                                 (516) 237-6000

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to Simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
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ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers


On June 27, 2007 the Board of Directors appointed James A. Cannavino as a Class I Director. Mr. Cannavino's term will expire at the Company's 2009 Annual Meeting of Stockholders (the "2009 Annual Meeting"). Mr. Cannavino will serve on the Company's Compensation Committee. The Company's Board of Directors has determined that Mr. Cannavino is an Independent Director, as such independence requirements are established by the Nasdaq Stock Market, Inc. and Securities and Exchange Commission under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

Mr. Cannavino, age 63, has been Chairman of the Board of Direct Insite Corp. since 2000 and was appointed Chief Executive Officer in December 2002. Direct Insite is a global provider of financial supply chain automation across the procure-to-pay and order-to-cash business processes. From September 1997 through April 2000, he was elected non-executive Chairman of Softworks, Inc. (a wholly owned subsidiary of Direct Insite, formerly Computer Concepts), which went public and was later sold to EMC. Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of CyberSafe, Inc., a company specializing in network security. Prior to Cybersafe, Mr. Cannavino was hired as President and Chief Operating Officer of Perot Systems Corporation. In 1996 he was elected to serve as Chief Executive Officer through July 1997. During his tenure at Perot, he was responsible for all the day-to-day global operations of the company, as well as for strategy and organization.

Prior to Perot Systems, Mr. Cannavino served as a Senior Vice President at IBM, where he was responsible for corporate strategy and development. Mr. Cannavino's career spanned thirty years at IBM beginning in 1963. Mr. Cannavino led IBM's restructuring of its $7 billion PC business to form the IBM PC Company. He also served on the IBM Corporate Executive Committee and Worldwide Management Council, and on the board of IBM's integrated services and solutions company. He also was a board member for three IBM joint-venture companies, including Prodigy Services, Inc.; Digital Domain, Inc.; and NewLeaf Entertainment.

Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children and the International Center for Missing and Exploited Children. He recently served as Chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on that board.

In connection with his appointment, Mr. Cannavino was granted the same compensation as the other non-employee Directors. As a Director, Mr. Cannavino will receive immediately vested options to purchase 10,000 shares of the Company's Class A Common Stock, at an exercise price equal to the Company's closing stock price on the date of the 2007 Annual Meeting, or 2,500 shares of restricted stock, and an annual retainer of $12,500, each issued at the Company's 2007 Annual Meeting of Stockholders. In addition, Mr. Cannavino will receive a fee of $2,500 for each Board Meeting or Committee Meeting attended in person, a fee of $1,000 for each Board Meeting or Committee Meeting attended telephonically and the reimbursement of reasonable out-of-pocket travel and lodging expenses incurred by him in connection with his attendance at any Board or Committee meeting.





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                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  June 29, 2007



          1-800-FLOWERS.COM, Inc.
By:       /s/ William E. Shea
          William E. Shea
          Chief Financial Officer, Senior Vice-President
          Finance and Administration